Exhibit 99.1

Digital Locations Welcomes the FCC to the Satellite to Mobile Party

The Company, a pioneer in the satellite to mobile industry, endorses the Federal Communication Commission’s efforts to regulate supplemental Internet coverage from space

SANTA BARBARA, CA, March 5, 2024 (GLOBE NEWSWIRE) – Digital Locations, Inc. (OTCMKTS:DLOC), the developer of Satenna™, a breakthrough technology that will deliver high-speed Internet from satellites directly to smartphones all over the world, today announced its endorsement of the Federal Communications Commission (FCC) proposal to regulate supplemental Internet coverage from space.

“Welcome to the party,” said Rich Berliner, CEO of Digital Locations. “The FCC has finally taken notice of the groundwork laid by space communications pioneers, such as Elon Musk’s Starlink, Jeff Bezos’ Project Kuiper, Globalstar and Digital Locations. We endorse the recent FCC proposal to regulate supplemental Internet coverage from space.”

The FCC finally has its eyes set on space and satellite communications. On February 22, the FCC issued a 160-page report and order that would establish a domestic regulatory framework to enable collaborations between satellite operators and terrestrial service providers to offer ubiquitous connectivity, directly to consumer handsets using spectrum previously allocated only to terrestrial service.

With an upcoming vote, the FCC will begin to lay the groundwork for needed rules and regulations for the growing satellite Internet business. The FCC wants to establish clear and transparent processes to support supplemental Internet coverage from space. Connecting consumers to essential wireless services where traditional terrestrial mobile service is not available can be lifesaving in remote locations and can open innovative opportunities for consumers and businesses, according to the FCC.

“I believe that we have a head start over other players in this space,” Mr. Berliner continued. “Working with our technology team at Florida International University (FIU), we are developing a solution that only requires modifications on the smartphone side. This breakthrough can potentially eliminate the need to make costly and time-consuming modifications to existing, as well as future satellites.”

Mr. Berliner concluded, “This is a major breakthrough. Initially we envision Satenna™ in a test phase as an add-on to existing phones. However, if our technology were included in a future version of an Apple iPhone or a Samsung phone, then a user of one of these smartphones of the future could instantly connect to a satellite system offering high-speed Internet service. With total satellite coverage from the sky, the days are numbered for dead zones, dropped calls and slow data.”

About Digital Locations, Inc.

Digital Locations, Inc., is the developer of Satenna™, a breakthrough technology that will deliver high-speed Internet from satellites directly to smartphones all over the world. Today, high-speed Internet (also known as broadband Internet) is only available in densely populated areas around the world. The rest of the world is still waiting. Elon Musk (SpaceX), Jeff Bezos (Blue Origin), and others are launching thousands of Low Earth Orbit (LEO) satellites. Unfortunately, without the use of additional equipment, the technology does not yet exist that will allow these satellites to deliver high-speed Internet directly to smartphones. Solving this problem represents an extraordinary business opportunity. Working with a research team from Florida International University, we are developing a truly disruptive technology that will finally make it possible for the wireless industry to offer high-speed Internet service from satellites directly to smartphones anywhere in the world, indoors and outdoors with no dead zones and no cell towers. Anyone, anywhere, regardless of location, economic status, race, or gender will be able to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs, and even Netflix, Amazon, and much, much more.

To learn more about Digital Locations please visit www.digitallocations.com

Safe Harbor Statement

This press release may contain “forward-looking statements.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise, except as may be required under applicable law.

Press Contact:
communications@digitallocations.com
(805) 456-7000